WILLSCOT REPORTS FIRST QUARTER 2026 RESULTS
AND RAISES 2026 FULL YEAR OUTLOOK

Exceeded Q1 2026 Outlook for Revenue and Adjusted EBITDA

Raises 2026 Full Year Outlook for Revenue, Adjusted EBITDA
and Net CAPEX on Continued Improving Commercial Demand

SCOTTSDALE, May 7, 2026 - WillScot Holdings Corporation (“WillScot” or the “Company”) (Nasdaq: WSC), a leader in innovative temporary space solutions, today announced first quarter 2026 results, including key performance highlights and market updates, and raised its 2026 full year outlook.

Q1 20261
•Generated revenue of $549 million, gross profit margin percentage of 52.1%, and net income of $28 million.
•Reported Adjusted Net Income of $39 million and Adjusted EBITDA of $211 million at a 38.5% margin.
•Reported diluted and Adjusted Diluted Earnings Per Share of $0.15 and $0.21, respectively.
•Leasing and services revenue of $525 million increased year-over-year, with a 2.0% decline in leasing revenue more than offset by a 12.3% increase in delivery and installation revenue driven by project activations during the quarter.
•Generated Net cash provided by operating activities of $191 million and Adjusted Free Cash Flow of $116 million at a 21.1% margin.
•Paid down $76 million of outstanding debt and returned $20 million to shareholders through our quarterly cash dividend and share repurchases.
•Increased previously issued full year 2026 outlook for revenue, Adjusted EBITDA, and Net CAPEX given continued improving commercial demand.

Tim Boswell, President and Chief Executive Officer of WillScot, commented, "Our first quarter 2026 results were encouraging, with clear progress across our commercial and operational priorities for the year. We are seeing a steady increase in demand from larger project opportunities, most notably in the data center, power generation and utility, diversified manufacturing, and events sectors, that align well with both our value proposition and our strategic focus on enterprise accounts, new verticals, and our expanded offerings. Order and activation trends continued to strengthen through April, which combined with the growing volume of larger projects, is giving us better visibility into the second half of the year and is consistent with our longer-term strategy to drive higher quality revenue mix. Operationally, our teams are mobilizing to support increased activity levels by executing our previously announced Network Optimization Plan, rolling out our route optimization and dispatch platform in the field, continuing to optimize centralized shared services, and activating fleet to increase availability and minimize lead times across the network. Each of these initiatives supports our ability to capture immediate market opportunities while improving long-term profitability and the customer experience."

Boswell continued, "The strengthening commercial activity supports our increased 2026 outlook for Revenue, Adjusted EBITDA and capital expenditures, and we think there is a credible path to inflect leasing revenues to year-over-year growth in the second half of 2026. We remain focused on advancing initiatives that are within our control to strengthen our competitive positioning, serve our customers, and drive long-term shareholder value creation. I am incredibly grateful to our team for their focus on clean and consistent execution."

Matt Jacobsen, Chief Financial Officer of WillScot, commented, "First quarter 2026 revenues of $549 million and Adjusted EBITDA of $211 million exceeded our outlook entering the year. Large project demand drove outperformance in unit activations, which drove a year-over-year increase in variable costs, but also 12% year-over-year growth in delivery and installation revenues in the quarter. While these items naturally weigh on Adjusted EBITDA margins in the short-term, we expect that these activity levels will support units-on-rent and an increased lease revenue run-rate heading into the second half of the year."

Jacobsen concluded, "Based on first quarter results and our current order book levels, we are raising our 2026 outlook to $2.250 billion in revenue and $915 million in Adjusted EBITDA. We continue to see improving commercial demand stemming mainly from larger project activity in our modular space portfolio. In contrast, we have not seen improved demand across local markets, so while stabilizing, we remain cautious about the outlook. That said, we are raising our Net CAPEX outlook to $325 million for 2026 to support strong demand in select product lines tied to large scale projects. This increase speaks favorably to our competitive positioning and is expected to offset continued softness in other transactional product categories, supporting the second half 2026 leasing revenue inflection now implied in our current outlook."

First Quarter 2026 Results1

	Three Months Ended March 31,
(in thousands, except share data)	2026	2025
Revenue	$548,628	$559,551
Net income	$28,123	$43,055
Adjusted Net Income	$38,847	$48,658
Adjusted EBITDA	$211,014	$228,785
Gross profit margin	52.1%	53.7%
Adjusted EBITDA Margin (%)	38.5%	40.9%
Net cash provided by operating activities	$191,058	$206,627
Adjusted Free Cash Flow	$115,556	$144,795
Diluted earnings per share	$0.15	$0.23
Adjusted Diluted Earnings Per Share	$0.21	$0.26
Weighted average diluted shares outstanding	181,463,605	185,301,787
Adjusted weighted average diluted shares outstanding	181,463,605	185,301,787
Net cash provided by operating activities margin	34.8%	36.9%
Adjusted Free Cash Flow Margin (%)	21.1%	25.9%
Return on Invested Capital	13.0%	13.7%

	Three Months Ended March 31,
(in thousands)	2026	2025
Modular space leasing revenue(a)	$243,761	$245,864
Portable storage leasing revenue	72,523	77,035
VAPS and third-party leasing revenues(b)	97,135	96,339
Other leasing-related revenue(c)	12,103	15,152
Leasing revenue	425,522	434,390
Delivery and installation revenue	99,522	88,661
Total leasing and services revenue	525,044	523,051
New unit sales revenue	8,994	22,437
Rental unit sales revenue	14,590	14,063
Total revenues	$548,628	$559,551

(a) Includes revenue from clearspan structures.
(b) Includes $10.2 million and $9.2 million of service revenue for the three months ended March 31, 2026 and 2025, respectively.
(c) Includes primarily damage billings, delinquent payment charges, and other processing fees associated with leasing arrangements, and is partially offset by write offs of specific uncollectible lease receivables recorded as a reduction to revenue of $13.0 million and $10.6 million, for the three months ended March 31, 2026 and 2025, respectively.

Capitalization and Liquidity Update1
As of and for the three months ended March 31, 2026, except where noted:
•Net cash provided by operating activities was $191 million, resulting in $116 million of Adjusted Free Cash Flow after Net CAPEX investments.

•Invested $89 million of Net CAPEX, supporting both maintenance capex needs and growth in higher value products from strong ongoing large project demand.
•Total debt was $3,514 million and net debt was $3,499 million, representing a $76 million reduction in our total debt balance in the quarter. Our next debt maturity is in August 2028.
•Availability under our asset-based revolving credit facility ("ABL Facility") was approximately $1.5 billion.
•Weighted average pre-tax interest rate, inclusive of $1.25 billion of fixed-to-floating swaps of 1-month SOFR at 3.54%, was approximately 5.7%. Estimated annual cash interest expense based on our current debt structure and benchmark rates is approximately $202 million, or approximately $215 million inclusive of non-cash amortization of deferred financing fees. Our debt structure is approximately 90% / 10% fixed-to-floating after giving effect to the interest rate swaps.
•Net Debt to Adjusted EBITDA was at 3.7x based on our last 12 months Adjusted EBITDA of $953 million.
•Repurchased 352,900 shares of Common Stock for $7 million in the first quarter of 2026, contributing to a 1.2% reduction in our outstanding share count over the 12 months ended March 31, 2026.
•Paid quarterly cash dividend of $0.07 per share on March 18, 2026 to shareholders of record as of March 4, 2026.

2026 Full Year Outlook1
The Company raised its full year 2026 outlook provided in February 2026. This outlook uses approximate figures and is subject to risks and uncertainties, including those described in "Forward-Looking Statements" below.

$M	2026 Outlook
Revenue	$2,250
Adjusted EBITDA	$915
Net CAPEX	$325

____________________
1 - Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Net Debt, Net Debt to Adjusted EBITDA ratio, Net CAPEX and Return on Invested Capital are financial measures that are not required by, or calculated in accordance with, generally accepted accounting principles in the US ("GAAP"). Further information and reconciliations for these non-GAAP financial measures to the most directly comparable financial measure calculated in accordance with GAAP are included at the end of this press release. Information reconciling forward-looking Adjusted EBITDA and Net CAPEX to the most directly comparable GAAP financial measures is unavailable to the Company without unreasonable effort and, therefore, neither the most directly comparable GAAP financial measures nor reconciliations to the most directly comparable GAAP measures are provided.

Non-GAAP Financial Measures
This press release includes non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Weighted Average Diluted Shares Outstanding, Adjusted Free Cash Flow, Adjusted Free Cash Flow Margin, Return on Invested Capital, Net CAPEX, and Net Debt to Adjusted EBITDA ratio. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, financial measures calculated in accordance with GAAP. Other companies may calculate these non-GAAP financial measures differently, and, therefore, the Company's non-GAAP financial measures may not be directly comparable to similarly-titled measures of other companies. For reconciliations of the non-GAAP financial measures used in this press release (except as explained below), see “Reconciliation of Non-GAAP Financial Measures" included in this press release.
Information regarding the most directly comparable GAAP financial measures and reconciling forward-looking Adjusted EBITDA and Net CAPEX to those GAAP financial measures is unavailable to the Company without unreasonable effort. We cannot provide the most comparable GAAP financial measures nor reconciliations of forward-looking Adjusted EBITDA and Net CAPEX to the most directly comparable GAAP financial measures because certain items required for such reconciliations are outside of our control and/or cannot be reasonably predicted, such as the provision for income taxes. Preparation of such reconciliations would require a forward-looking balance sheet, statement of income, and statement of cash flow, prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the Company without unreasonable effort. Although we provide outlooks for Adjusted EBITDA and Net CAPEX that we believe will be achieved, we cannot accurately predict all the components of the Adjusted EBITDA and Net CAPEX calculations. The Company provides Adjusted EBITDA and Net CAPEX guidance because we believe that Adjusted EBITDA and Net CAPEX, when viewed with our results under GAAP, provides useful information for the reasons noted below.

Conference Call Information
WillScot will host a conference call and webcast to discuss its first quarter and full year 2026 results and the 2026 outlook at 5:30 p.m. Eastern Time on Thursday, May 7, 2026. To access the live call by phone, use the following link:

https://register-conf.media-server.com/register/BI593e7eb881ea45eeac2df4c310b8e1af

You will be provided with dial-in details after registering. To avoid delays, we recommend that participants dial into the conference call 15 minutes ahead of the scheduled start time. A live webcast will also be accessible via the "Events & Presentations" section of the Company's investor relations website: www.investors.willscot.com. Choose "Events" and select the information pertaining to the WillScot First Quarter 2026 Conference Call. Additionally, there will be slides accompanying the webcast. Please allow at least 15 minutes prior to the call to register, download and install any necessary software. For those unable to listen to the live broadcast, an audio webcast of the call will be available for 12 months on the Company’s investor relations website.

About WillScot
WillScot (Nasdaq: WSC) is a leading provider of innovative turnkey space solutions in North America, helping customers keep projects moving and operations running. The Company partners with critical industries including construction, manufacturing, healthcare, government, energy and education to deliver the right solutions coupled with a high level of customer service. WillScot’s comprehensive portfolio of products – including modular complexes, dry and cold storage containers, blast-resistant buildings, clearspan industrial structures, fencing, and add-on furnishings and equipment – is customizable and flexible to support any project need. Headquartered in Scottsdale, Ariz., WillScot operates from a network of approximately 250 branch locations in the U.S., Canada, and Mexico.

Forward-Looking Statements
This press release contains forward-looking statements (including the guidance/outlook contained herein) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words "estimates," "expects," "anticipates," "believes," "forecasts," "plans," "intends," "may," "will," "should," "shall," "outlook," "guidance," "see," "have confidence" and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to demand for units tied to large scale projects reducing continued softness from transactional product categories, an improved lease revenue run-rate, and an inflection in year-over-year leasing revenue growth. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in or implied by the forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, they are predictions and we can give no assurance that any such forward-looking statement will materialize. Important factors that may affect actual results or outcomes include, among others, economic conditions and changes therein, including financial market conditions and levels of end market demand, as a result of macroeconomic and geopolitical conditions, including international armed conflicts; our ability to effectively compete in the modular space and portable storage industries; our ability to effectively manage our credit risk, collect on our accounts receivable, or recover our rental equipment from customers; our ability to implement our Network Optimization Plan; laws and regulations governing antitrust, climate related disclosures, cybersecurity and information technology, privacy, government contracts, anti-corruption, and the environment; the actions of activist shareholders; our ability to successfully acquire and integrate new operations; risks associated with cybersecurity threats and failure of our management information systems; trade policies and changes in trade policies, including the imposition of or increases in tariffs, their enforcement, trade restrictions, and broader economic measures and their consequences; fluctuations in interest rates and commodity prices; risks associated with labor relations, labor costs and labor disruptions; changes in the competitive environment of our customers as a result of the economic climate in which they operate and/or economic or financial disruptions to their industry; our ability to adequately protect our intellectual property and other proprietary rights that are material to our business; natural disasters and other business disruptions such as pandemics; our ability to establish and maintain the appropriate physical presence in our markets; property, casualty or other losses not covered by our insurance; our ability to close our unit sales transactions; our ability to achieve our sustainability goals; operational, economic, political, and regulatory risks; effective management of our rental equipment; the effect of changes in state building codes on our ability to remarket our buildings; significant increases in the costs and restrictions on the availability of raw materials and labor; fluctuations in fuel costs or a reduction in fuel supplies; our reliance on third-party manufacturers and suppliers; impairment of our goodwill, intangible assets and indefinite-life intangible assets; our ability to use our net operating loss carryforwards and other tax attributes; our ability to recognize deferred tax assets, such as those related to tax loss carryforwards, and utilize future tax savings; unanticipated changes in tax obligations, adoption of new tax legislation, or exposure to additional income tax liabilities; our ability to access the capital and credit markets or the ability of key counterparties to perform their obligations to us; our ability to service our debt and operate our business; our ability to incur significant additional amounts of debt and avoid risks associated with substantial indebtedness; covenants that limit our operating and financial flexibility; and such other risks and uncertainties described in the periodic reports we file with the US Securities and Exchange Commission ("SEC") from time to time (including our Annual Report on Form 10-K for the year ended December 31, 2025), which are available through the SEC’s EDGAR system at www.sec.gov and on our website. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It
Additional information can be found on the Company's website at www.willscot.com.

Contact Information

Investor Inquiries:	Media Inquiries:
Charlie Wohlhuter	Juliana Welling
investors@willscot.com	media@willscot.com

WillScot Holdings Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(in thousands, except share and per share data)	2026	2025
Revenues:
Leasing and services revenue:
Leasing	$425,522	$434,390
Delivery and installation	99,522	88,661
Sales revenue:
New units	8,994	22,437
Rental units	14,590	14,063
Total revenues	548,628	559,551
Costs:
Costs of leasing and services:
Leasing	96,027	88,070
Delivery and installation	83,243	73,796
Costs of sales:
New units	6,218	15,198
Rental units	8,703	8,169
Depreciation of rental equipment	68,762	73,952
Gross profit	285,675	300,366
Other operating expenses:
Selling, general and administrative	154,008	156,771
Other depreciation and amortization	23,669	23,140
Restructuring costs	11,250	375
Other expense, net	85	646
Operating income	96,663	119,434
Interest expense, net	53,607	58,469
Income before income tax	43,056	60,965
Income tax expense	14,933	17,910
Net income	$28,123	$43,055

Earnings per share:
Basic	$0.16	$0.23
Diluted	$0.15	$0.23
Weighted average shares outstanding:
Basic	180,987,459	183,680,565
Diluted	181,463,605	185,301,787

WillScot Holdings Corporation
Condensed Consolidated Balance Sheets

(in thousands, except share amounts)	March 31, 2026 (unaudited)	December 31, 2025
Assets
Cash and cash equivalents	$15,543	$14,587
Trade receivables, net of allowances for credit losses at March 31, 2026 and December 31, 2025 of $62,389 and $61,755, respectively	397,432	394,708
Inventories	46,187	45,560
Prepaid expenses	20,737	27,709
Other current assets	48,861	41,328
Assets held for sale	1,159	1,159
Total current assets	529,919	525,051
Rental equipment, net	3,103,332	3,093,321
Property, plant and equipment, net	386,339	390,220
Operating lease assets	298,027	310,662
Goodwill	1,257,201	1,257,612
Intangible assets, net	213,432	224,088
Other non-current assets	22,406	15,213
Total long-term assets	5,280,737	5,291,116
Total assets	$5,810,656	$5,816,167
Liabilities and equity
Accounts payable	$142,454	$109,864
Accrued expenses	150,873	125,896
Accrued employee benefits	30,012	36,176
Deferred revenue and customer deposits	244,854	237,322
Operating lease liabilities – current	70,155	70,752
Current portion of long-term debt	31,934	31,094
Total current liabilities	670,282	611,104
Long-term debt	3,482,297	3,557,074
Deferred tax liabilities	501,582	492,332
Operating lease liabilities – non-current	231,075	241,933
Other non-current liabilities	54,896	57,470
Long-term liabilities	4,269,850	4,348,809
Total liabilities	4,940,132	4,959,913
Preferred Stock: $0.0001 par, 1,000,000 shares authorized and zero shares issued and outstanding at March 31, 2026 and December 31, 2025	—	—
Common Stock: $0.0001 par, 500,000,000 shares authorized and 180,994,679 and 181,184,438 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	19	19
Additional paid-in-capital	1,710,836	1,725,642
Accumulated other comprehensive loss	(68,500)	(69,453)
Accumulated deficit	(771,831)	(799,954)
Total shareholders' equity	870,524	856,254
Total liabilities and shareholders' equity	$5,810,656	$5,816,167

Reconciliation of Non-GAAP Financial Measures
In addition to using GAAP financial measurements, we use certain non-GAAP financial measures to evaluate our operating results. Set forth below are definitions of the non-GAAP financial measures used in this press release, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, and the reasons why we believe these measures provide useful information to investors. Each of these non-GAAP financial measures has limitations as an analytical tool and should not be considered in isolation from, or as a substitute for analysis of, results reported under GAAP. Our measurements of these metrics may not be comparable to similarly titled measures of other companies.
Adjusted EBITDA and Adjusted EBITDA Margin
We define EBITDA as net income plus net interest (income) expense, income tax expense (benefit), depreciation and amortization. Our adjusted EBITDA ("Adjusted EBITDA") reflects the following further adjustments to EBITDA to exclude certain non-cash items and the effect of what we consider transactions or events not related to our core business operations:
•Currency (gains) losses, net on monetary assets and liabilities denominated in foreign currencies other than the subsidiaries’ functional currency.
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee relocation and training costs, and other costs required to realize cost or revenue synergies.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Non-cash charges for stock compensation plans.
•Other expense, including consulting expenses related to certain one-time projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, unrealized gains and losses on investments, costs to implement the Company's real estate exits prior to the approval of the Network Optimization Plan, and non-equity executive transition costs.
We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.
We evaluate business performance utilizing Adjusted EBITDA and Adjusted EBITDA Margin as shown in the reconciliations below. We believe that evaluating performance excluding such items noted above is meaningful because it provides insight with respect to the intrinsic and ongoing operating results of the Company and captures the business performance, inclusive of indirect costs. We believe that Adjusted EBITDA and Adjusted EBITDA Margin (as defined below) are useful to investors because they (i) allow investors to compare performance over various reporting periods on a consistent basis by removing from operating results the impact of items that do not reflect core operating performance; (ii) are used by our board of directors and management to assess our performance; (iii) may, subject to certain limitations, enable investors to compare the performance of the Company to its competitors; (iv) provide additional tools for investors to use in evaluating ongoing operating results and trends; and (v) align with definitions in our ABL Facility.
The following table provides reconciliations of net income to Adjusted EBITDA:

	Three Months Ended March 31,
(in thousands)	2026	2025
Net income	$28,123	$43,055
Income tax expense	14,933	17,910
Interest expense, net	53,607	58,469
Depreciation and amortization	92,431	97,092
Currency losses, net	171	223
Restructuring costs, lease impairment expense and other related charges	11,273	702
Integration and transaction costs	66	261
Stock compensation expense	7,107	8,341
Other(a)	3,303	2,732
Adjusted EBITDA	$211,014	$228,785

(a) For the three months ended March 31, 2026, other included $1.8 million in non-equity executive transition costs
.

The following table provides comparisons of Adjusted EBITDA Margin to Gross Profit Margin:

	Three Months Ended March 31,
(in thousands)	2026	2025
Adjusted EBITDA (A)	$211,014	$228,785
Revenue (B)	$548,628	$559,551
Adjusted EBITDA Margin (A/B)	38.5%	40.9%
Gross profit (C)	$285,675	$300,366
Gross Profit Margin (C/B)	52.1%	53.7%

Net Debt to Adjusted EBITDA Ratio
Net Debt to Adjusted EBITDA ratio is defined as Net Debt divided by Adjusted EBITDA from the last twelve months. We define Net Debt as total debt net of total cash and cash equivalents. Management believes that Net Debt to Adjusted EBITDA ratio provides useful information to management and investors in evaluating our borrowing capacity and allocation strategies. The following table provides a reconciliation of Net Debt to Adjusted EBITDA ratio:

(in thousands)	March 31, 2026
Long-term debt	$3,482,297
Current portion of long-term debt	31,934
Total debt	3,514,231
Cash and cash equivalents	15,543
Net debt (A)	$3,498,688

Adjusted EBITDA from the three months ended June 30, 2025	$248,913
Adjusted EBITDA from the three months ended September 30, 2025	243,307
Adjusted EBITDA from the three months ended December 31, 2025	250,034
Adjusted EBITDA from the three months ended March 31, 2026	211,014
Adjusted EBITDA from the last twelve months (B)	$953,268
Net Debt to Adjusted EBITDA ratio (A/B)	3.7
Adjusted Net Income and Adjusted Diluted Earnings Per Share
We define Adjusted Net Income as net income, plus certain non-cash items and the effect of what we consider transactions not related to our core business operations, including:
•Restructuring costs, lease impairment expense, and other related charges associated with restructuring plans designed to streamline operations and reduce costs including employee and lease termination costs.
•Goodwill and other impairment charges related to non-cash costs associated with impairment charges to goodwill, other intangibles, rental fleet and property, plant and equipment.
•Depreciation expense related real estate exits.
•Equity-based executive transition costs.
•Costs to integrate acquired companies, including outside professional fees, non-capitalized costs associated with system integrations, non-lease branch and fleet relocation expenses, employee relocation and training costs, and other costs required to realize cost or revenue synergies.
•Transaction costs including legal and professional fees and other transaction specific related costs.
•Other expense, including consulting expenses related to certain one-time projects, financing costs not classified as interest expense, gains and losses on disposals of property, plant, and equipment, unrealized gains and losses on investments, costs to implement the Company's real estate exits prior to the approval of the Network Optimization Plan, and non-equity executive transition costs.
We define Adjusted Diluted Earnings Per Share as Adjusted Net Income divided by Adjusted Diluted Weighted Average Common Shares Outstanding. Management believes that Adjusted Net Income and Adjusted Diluted Earnings Per Share are important measures that allow investors to evaluate performance between periods on a more comparable basis and provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business.
The following table provides reconciliations of Net income to Adjusted Net Income, Diluted earnings per share to Adjusted Diluted Earnings Per Share and weighted average diluted shares outstanding to Adjusted Weighted Average Diluted Shares Outstanding:

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2026	2025
Net income	$28,123	$43,055
Restructuring costs, lease impairment expense and other related charges, net	11,273	702
Depreciation expense related to real estate exits	(171)	3,776
Equity-based executive transition costs	220	—
Integration and transaction costs	66	261
Other[1]	3,303	2,732
Estimated tax impact[2]	(3,967)	(1,868)
Adjusted Net Income	$38,847	$48,658

Diluted earnings per share	$0.15	$0.23
Restructuring costs, lease impairment expense and other related charges, net	0.06	0.01
Depreciation expense related to real estate exits	—	0.02
Equity-based executive transition costs	—	—
Integration and transaction costs	—	—
Other[1]	0.02	0.01
Estimated tax impact[2]	(0.02)	(0.01)
Adjusted Diluted Earnings Per Share	$0.21	$0.26

Weighted average diluted shares outstanding	181,463,605	185,301,787
Adjusted Weighted Average Diluted Shares Outstanding	181,463,605	185,301,787

(1) For the three months ended March 31, 2026, other included $1.8 million in non-equity executive transition costs.
(2) We include estimated taxes at our current statutory tax rate of approximately 27.0% for the three months ended March 31, 2026, and 25% for the three months ended March 31, 2025.

Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin
We define Adjusted Free Cash Flow as net cash provided by operating activities; less purchases of rental equipment and property, plant and equipment and plus proceeds from sale of rental equipment and property, plant and equipment, which are all included in cash flows from investing activities; and excluding payments for and proceeds from the implementation of the Network Optimization Plan and real estate exits prior to the approval of the Network Optimization Plan and payments for executive transition costs. Adjusted Free Cash Flow Margin is defined as Adjusted Free Cash Flow divided by Revenue. The Company believes that the presentation of Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin provide useful additional information concerning cash flow available to fund our capital allocation alternatives and allow investors to compare cash generation performance over various reporting periods and against peers. The following table provides reconciliations of net cash provided by operating activities to Adjusted Free Cash Flow and Adjusted Free Cash Flow Margin:

	Three Months Ended March 31,
(in thousands)	2026	2025
Net cash provided by operating activities (A)	$191,058	$206,627
Purchase of rental equipment and refurbishments	(101,940)	(72,552)
Proceeds from sale of rental equipment	19,278	14,063
Purchase of property, plant and equipment	(3,629)	(4,634)
Proceeds from the sale of property, plant and equipment	1,625	1,291
Cash paid to implement Network Optimization Plan	8,795	—
Proceeds from sale of rental equipment for Network Optimization Plan	(4,467)	—
Cash paid to implement real estate exits prior to approval of the Network Optimization Plan	779	—
Proceeds from sale of rental equipment for real estate exits prior to approval of the Network Optimization Plan	(213)	—
Cash paid for executive transition costs	4,270	—
Adjusted Free Cash Flow (C)	$115,556	$144,795

Revenue (B)	$548,628	$559,551
Net cash provided by operating activities margin (A/B)	34.8%	36.9%
Adjusted Free Cash Flow Margin (C/B)	21.1%	25.9%

Net CAPEX
We define Net CAPEX as purchases of rental equipment and refurbishments and purchases of property, plant and equipment, less proceeds from the sale of rental equipment (excluding proceeds from the implementation of the Network Optimization Plan and real estate exits prior to the approval of the Network Optimization Plan) and proceeds from the sale of property, plant and equipment, which are all included in cash flows from investing activities. Management believes that the presentation of Net CAPEX provides useful information regarding the net capital invested in our rental fleet and property, plant and equipment each year to assist in analyzing the performance of our business. The following table provides reconciliations of Net CAPEX:

	Three Months Ended March 31,
(in thousands)	2026	2025
Purchases of rental equipment and refurbishments	$(101,940)	$(72,552)
Proceeds from sale of rental equipment	19,278	14,063
Less: Proceeds from sale of rental equipment for Network Optimization Plan	(4,467)	—
Less: Proceeds from sale of rental equipment for real estate exits prior to approval of Network Optimization Plan	(213)	—
Net CAPEX for Rental Equipment	(87,342)	(58,489)
Purchases of property, plant and equipment	(3,629)	(4,634)
Proceeds from sale of property, plant and equipment	1,625	1,291
Net CAPEX	$(89,346)	$(61,832)

Return on Invested Capital
Return on Invested Capital is defined as Adjusted earnings before interest and amortization divided by Average Invested Capital. Management believes that the presentation of Return on Invested Capital provides useful information regarding the long-term health and profitability of the business relative to the Company's cost of capital. We define Adjusted earnings before interest and amortization as Adjusted EBITDA (see reconciliation above) reduced by depreciation and estimated taxes. We include estimated taxes at our current statutory tax rate.
Average Invested Capital is calculated as an average of Net Assets, a four quarter average for annual metrics and two quarter average for quarterly metrics. Net assets is defined for purposes of the calculation below as total assets less goodwill, intangible assets, net, and all non-interest bearing liabilities.
The following table provides reconciliations of Return on Invested Capital, which has been adjusted to reflect depreciation related to real estate exits prior to initiating our Network Optimization Plan.

	Three Months Ended March 31,
(in thousands)	2026	2025
Total Assets	$5,810,656	$5,961,676
Goodwill	(1,257,201)	(1,201,710)
Intangible Assets, net	(213,432)	(239,816)
Total Liabilities	(4,940,132)	(4,950,314)
Long Term Debt	3,482,297	3,596,816
Net Assets, as defined above	$2,882,188	$3,166,652
Average Invested Capital (A)	$2,906,908	$3,208,115

Adjusted EBITDA	$211,014	$228,785
Depreciation	(81,775)	(85,745)
Depreciation related to real estate exits	(171)	3,776
Adjusted EBITA (B)	$129,068	$146,816

Statutory Tax Rate (C)	27%	25%
Estimated Tax (B*C)	$34,848	$36,704
Adjusted earnings before interest and amortization (D)	$94,220	$110,112
ROIC (D/A), annualized	13.0%	13.7%